SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K
                       CURRENT REPORT

          Filed Pursuant to Section 13 or 15(d) of
             THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  JULY 25, 1996



                    SYRATECH CORPORATION
   (Exact name of registrant as specified in its charter)



    DELAWARE                        1-12624                  13-3354944
(State or other jurisdiction  (Commission File Number)     (IRS Employer
   of incorporation)                                   Identification Number)



                    175 McClellan Highway
                 EAST BOSTON, MA 02128-9114
           (Address of principal executive office)



Registrant's telephone number, including area code:  (617) 561-2200





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Item 5.OTHER EVENTS

          On July 25, 1996 the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Corporation approved amendments to the Employment agreements of Alan R. Kanter, Vice President
- -  Sales,  and E. Merle Randolph, Vice  President,  Treasurer  and  Chief
Financial Officer.   On  the  same  date  the  Committee  authorized  the
Corporation to enter into a Retirement Benefit Agreement with Faye A. Florence, Vice President, Secretary and General Counsel. The amendments and the Retirement Benefit Agreement with Ms. Florence each provides for the payment of retirement benefits to the subject executives beginning at age 65 or the date of such executive's retirement, whichever occurs later. On September 12, 1996, the Committee modified its July 25, 1996 resolutions so as to provide that the minimum annual retirement benefit payable to each of such executives will be $75,000. Promptly following
the  action  taken  by  the  Committee,  the  Corporation   entered  into
amendments to the employment agreements with Messrs. Kanter and Randolph and entered into a Retirement Benefit Agreement with Ms. Florence.

Item 7.FINANCIAL STATEMENTS AND EXHIBITS

                        *     *     *

(c)  Exhibits:

     1. Amendment No. 1 dated as of July 27, 1996 to Agreement dated as of August 16, 1991 between the Corporation and Alan R. Kanter.

     2. Amendment No. 1 dated as of July 27, 1996 to Agreement dated as of August 16, 1991 between the Corporation and E. Merle Randolph.

     3. Retirement Benefit Agreement dated as of July 27, 1996 between the Corporation and Faye A. Florence.





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                          SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SYRATECH CORPORATION



                              By /s/ E. Merle Randolph
                                  E. Merle Randolph
                                  Vice President

Date:  September 17, 1996




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                        EXHIBIT INDEX

                    SYRATECH CORPORATION


                 Current Report on Form 8-K
                     Dated July 25, 1996


EXHIBIT NO.              DESCRIPTION                   PAGE


1. Amendment No. 1 dated as of July 27, 1996 to Agreement dated as of August 16, 1991 between the Corporation and Alan R. Kanter.

2. Amendment No. 1 dated as of July 27, 1996 to Agreement dated as of August 16, 1991 between the Corporation and E. Merle Randolph.

3. Retirement Benefit Agreement dated as of July 27, 1996 between the Corporation and Faye A. Florence.